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                               T R Financial Corp.

                 Statement re: Computation of Per Share Earnings

                                               For the Year Ended December 31,
                                                1996         1995         1994
                                                ----         ----         ----
     1.   Net income                        $30,515,000  $20,925,000  $12,415,000
                                            -----------  -----------  -----------

     2.   Weighted average common
          shares outstanding                  8,287,495    9,008,559    9,686,055

     3.   Common stock equivalents
          attributable to dilutive effect
          of stock options                      576,509      504,294      368,571

     4.   Total weighted average
          common shares and equivalents
          outstanding for primary earnings
          per share computations              8,864,004    9,512,853   10,054,626
                                            -----------  -----------  -----------

     5.   Primary earnings per share        $      3.44  $      2.20  $      1.23
                                            -----------  -----------  -----------
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